Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

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The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This agreement may be executed in several counterparts, all of which together shall constitute one and the same instrument.

Date:  November 15, 2011

Amber Parent Limited

/s/ Brian Lin
Name: Brian Lin
Title: Authorized Signatory

/s/ Weigang Li
Weigang Li

/s/ Jincai Li
Jincai Li

China Honour Investment Limited

/s/ Weigang Li
Name: Weigang Li
Title: Authorized Signatory

Li Brothers Holdings Inc.

/s/ Weigang Li
Name: Weigang Li
Title: Authorized Signatory

Exhibit 99.1

Alpha Great Holdings Limited

/s/ Weigang Li
Name: Weigang Li
Title: Authorized Signatory

Future Champion Limited

/s/ Weigang Li
Name: Weigang Li
Title: Authorized Signatory

Jin Zhan Limited

/s/ Weigang Li
Name: Weigang Li
Title: Authorized Signatory

Vyle Investment Inc.

/s/ Brian Lin
Name: Brian Lin
Title: Authorized Signatory

/s/ Brian Lin
Brian Lin

Small Special Technology Inc.

/s/ Weishe Zhang
Name: Weishe Zhang
Title: Authorized Signatory

/s/ Weishe Zhang
Weishe Zhang